Exhibit 99.1

UTSTARCOM EXPECTS TO REQUEST A FIFTEEN-DAY EXTENSION TO FILE ITS 2004 10-K

Additional Time Needed to Complete Work Primarily Related to Two Remaining Items in the Company’s Preparation of its 2004 Financial Results and Assessment of Internal Controls:

•      Consolidation of Related Party Entity

•      Company’s Section 404 Assessment

Update on 2003 Restatement and 2004 Income Tax Benefit Assessment

ALAMEDA, Calif., March 10, 2004 — UTStarcom, Inc. (Nasdaq: UTSI) today announced that it expects to file a request with the Securities and Exchange Commission for a fifteen-day extension with respect to the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “2004 Form 10-K”), as permitted by Rule 12b-25 under the Securities Exchange Act of 1934, as amended.

The delay is primarily due to the Company’s need for additional time to complete the work on two items, namely (i) the consolidation of certain financial results associated with a related party and (ii) the Company’s assessment of Internal Controls under Section 404 of the Sarbanes Oxley Act of 2002.  Because the Company anticipates work will not be completed in time to meet the March 16, 2005 filing deadline for the 2004 Form 10-K, UTStarcom expects to file a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission stating that the 2004 Form 10-K cannot be filed timely due to its ongoing analysis.

The Company expects to complete its assessment of the Internal Controls and finalize its financial statements for the fiscal year ended December 31, 2004 in time to file its Form 10-K by March 31, 2005.

Related Party Transaction

In the course of the preparation of its year-end 2004 financial statements, an entity which is considered a related party was identified.  The Company has been evaluating whether this related party should be consolidated under US Generally Accepted Accounting Principles and specifically regulation FIN 46.  The Company has now determined that it will likely consolidate the financial results of this entity into its fiscal 2003 and 2004 financial results.  The Company is assessing the potential impact to its 2003 and 2004 financial statements as a result of such consolidation but believes that the maximum charge will be $5 million, which will be applied to either 2003 or 2004 results.

2003 Restatement

As announced on February 8, 2005, as a result of the identification of certain errors related to the company’s income tax provision for 2003, the Company determined that it would be necessary to file restated financial statements for the fiscal year ended December 31, 2003 with the Securities and Exchange Commission. On March 10, 2005, the Audit Committee of the Board of Directors of UTStarcom concluded, in consultation with and upon the recommendation of UTStarcom’s management, that UTStarcom’s previously issued financial statements for each of the fiscal quarters of the year ended December 31, 2003 should also be restated to correct certain errors related to the income tax provision discussed above. Accordingly, such financial statements should no longer be relied upon until such financial statements have been restated. The Company intends to file restated financial statements for these periods with the Securities and Exchange Commission in conjunction with the filing of an amended Annual Report on Form 10-K for 2003. The Company also expects to update the disclosure provided in its quarterly reports for 2004 to correct information relating to the fiscal quarters of 2003 contained therein.

Before the effect of any adjustment concerning the related party consolidation noted above, the approximate reduction of income tax expense for the full-year ended December 31, 2003 is $20.7 million or $0.17 earnings per diluted share.  As such, the resulting full year tax expense, after this restated adjustment, is $46.7 million, and net income is expected to be approximately $223.0 million, or $1.81 earnings per diluted share.  Final tax provision results and net income will depend on the ultimate outcome of the consolidation of the related party entity and will be reflected in the amended Annual Report on Form 10-K for 2003.

2004 Tax Assessment

Preliminary unaudited results for the 2004 fiscal year were announced on February 8, 2005. At that time, the company said final 2004 financial results would be announced following completion of an analysis of the expected income tax benefit for 2003 as well as the fourth quarter and the full year of 2004.

Although the company has completed its assessment of the 2003 and 2004 tax provision, the ultimate totals for income tax expense will be dependent on the outcome of the review of the related party transaction discussed above.

Before the effect of any adjustments concerning the related party transaction noted above, the 2004 fiscal year income tax benefit is approximately $13.4 million.  As such, the resulting net income is expected to be approximately $73.1 million or $0.56 earnings per diluted share.  The corresponding tax benefit for the fourth quarter for 2004 is approximately $36.2 resulting in a net loss of ($30.5) million, or ($0.27) loss per diluted share. The company’s final 2004 audited financial results will be included in the 2004 10-K.

Sarbanes-Oxley Act Section 404 Assessment

The Company is still in the process of evaluating the effectiveness of its internal controls over its financial reporting as required under the provisions of section 404 of the Sarbanes-Oxley Act of 2002.

During the course of this review, management has concluded that there are control deficiencies that either individually or in the aggregate, constitute material weaknesses in its internal controls.

Such material weaknesses, which were discussed in the Company’s press release of February 8, 2004, include (i) the need to ensure the company employs sufficient finance personnel with the necessary experience and technical accounting expertise, including knowledge of US Generally Accepted Accounting Principles, relative to their assigned level of responsibility; (ii) the need to ensure adequate processes and personnel exist to supervise and monitor locations outside the United States; (iii) the need for improved controls related to the existence and valuation of inventory/deferred costs and the related cost of sales, (iv) the need for improved controls related to the financial closing and reporting process, and; (v) the need to ensure adequate processes and controls exist related to the preparation of the Company’s provision of income taxes.

In addition to material weaknesses discussed above, management has identified additional control deficiencies, which may constitute material weaknesses in its internal controls, including:

•      the identification and disclosure of related party transactions, and;

•     controls related to revenue recognition. Although the Company has never restated its financial statements due to errors associated with the recognition of revenue, it has identified certain control deficiencies related to the analysis of non-standard contracts as well as the collection of evidence associated with proof of delivery documentation, which in aggregate may rise to the level of a material weakness.

Management is continuing its assessment of the effectiveness of the company’s internal controls, which may identify additional material weaknesses.  Management and the company’s independent registered public accounting firm will report their findings with the filing of the Company’s 2004 Form 10-K.

About UTStarcom, Inc.

UTStarcom is a global leader in IP access networking solutions and international service and support. The company sells its wireline, wireless, optical and switching solutions to operators in both fast growth and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the company has research and design operations in New Jersey, China, and India. UTStarcom is a FORTUNE 1000 company.

For more information about UTStarcom, visit the company’s Web site at www.utstar.com.

Forward-Looking Statements

This release contains statements that are forward-looking in nature, including without limitation statements about the outcome of the actions being taken by the Company and its audit committee and the anticipated timing and nature of filings with the Securities and Exchange Commission, and are subject to risks and uncertainties that may cause actual results to differ materially. The Company refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

Company Contacts

Chesha Kamieniecki

Sr. Investor Relations Manager

510-749-1560

###